EXHIBIT 99.1

TXI Reports Third Quarter Results

DALLAS, April 2, 2014 (GLOBE NEWSWIRE) -- Texas Industries, Inc. (NYSE:TXI) today reported financial results for the quarter ended February 28, 2014. Results for the quarter were a net loss of $21.8 million or $.76 per share. Several non-recurring and timing items (discussed below) negatively impacted net income for the quarter by $12.2 million or $.43 per share. Results for the quarter ended February 28, 2013 were a net loss of $5.8 million or $.21 per share inclusive of net income from discontinued operations of $2.7 million or $.09 per share.

General Comments

"Construction activity continues to improve, especially in Texas, our primary market," stated Mel Brekhus, Chief Executive Officer. "Cement, aggregate and ready mix concrete shipments in Texas increased 27%, 21% and 48% respectively compared to a year ago after adjusting for the ready mix operations we acquired last year and despite an unusually bad winter. California cement shipments increased 11.8% compared to a year ago."

EBITDA from continuing operations for the February quarter equaled $11.7 million and EBITDA from continuing operations for the prior year's February quarter equaled $11.5 million. EBITDA after adjusting for non-recurring items in the current quarter and outages that did not occur in the prior period detailed below was $24.8 million. Adjusted EBITDA for the prior period was $12.9 million. Adjusted EBITDA as a percentage of net sales for the February quarter this year and last year equaled 11.9% and 9.1%, respectively.

Non-recurring items and cement plant outages that did not occur in the prior period are detailed below:

($ millions)

Midlothian maintenance outage (direct costs plus production impact)	8.4
Hunter maintenance outage (originally anticipated in Q4)	2.5
Merger charges	2.9
Favorable litigation settlement	(.7)

Total	13.1

"The fact that shipment levels overcame a severe winter is indicative of the continued improvement in our markets. Positive construction trends are tightening the supply of building materials in many of our markets and should support continued price improvement," added Brekhus.

A teleconference will be held tomorrow, April 3, 2014 at 10:00 A.M. Central Standard Time to further discuss quarter results. A real-time webcast of the conference is available by logging on to TXI's website at www.txi.com.

The following is a summary of operating results for our business segments and certain other operating information related to our principal products.

Cement Operations
	Three months ended		Nine months ended
	February 28,	February 28,	February 28,	February 28,
In thousands except per unit	2014	2013	2014	2013
Operating Results
Cement sales	$ 93,356	$ 73,086	$ 292,638	$ 242,983
Other sales and delivery fees	7,381	7,480	25,210	26,230
Total segment sales	100,737	80,566	317,848	269,213
Cost of products sold	98,667	68,501	291,692	237,326
Gross profit	2,070	12,065	26,156	31,887
Selling, general and administrative	(3,088)	(3,247)	(11,703)	(10,520)
Other income, net	(596)	1,031	1,620	2,961
Operating profit	$ (1,614)	$ 9,849	$ 16,073	$ 24,328
Cement
Shipments (tons)	1,141	933	3,640	3,086
Prices ($/ton)	$ 81.85	$ 78.39	$ 80.40	$ 78.75
Cost of sales ($/ton)	$ 80.61	$ 64.35	$ 73.82	$ 68.62

Three months ended February 28, 2014

Cement operating profit (loss) for the three-month periods ended February 28, 2014 and 2013 was $(1.6) million and $9.8 million, respectively.

Total segment sales for the three-month period ended February 28, 2014 were $100.7 million compared to $80.6 million for the prior year period. Cement sales increased $20.3 million from the prior year period. Our Texas market area accounted for approximately 74% of cement sales in the current period compared to 71% of cement sales in the prior year period. Average cement prices increased 5.1% in our Texas market from the prior year period. Average cement prices increased 1.6% in our California market from the prior year period. Price increases on a same product and same market basis in both Texas and California were offset by changes in product, geographic and customer mix. Shipments increased 27.0% in our Texas market area and 11.8% in our California market area from prior year period. Shipments during the period were negatively impacted by more inclement weather in Texas compared to the prior year period.

Cost of products sold for the three-month period ended February 28, 2014 increased $30.2 million from the prior year period primarily due to higher shipments, depreciation expense related to our new production line at our Hunter cement plant, repair and maintenance costs at our Texas plants, and emission allowance credits associated with our compliance with The California Global Warming Solutions Act of 2006, which took effect on January 1, 2013. Cement unit cost of sales increased 25.3% from the prior year period as the impact of higher costs including depreciation, repair and maintenance that includes annual major outages at our Texas Plants, and emission allowance credits were partially offset by higher shipments.

Selling, general and administrative expense for the three-month period ended February 28, 2014 decreased $0.2 million from the prior year period on lower provisions for insurance claims related to a reallocation among operating units, which were offset by higher legal expenses related to the litigation matters associated with our facilities in California.

Other income for the three-month period ended February 28, 2014 decreased $1.6 million from the prior year period on lower royalty income and miscellaneous income.

Aggregates Operations
	Three months ended		Nine months ended
	February 28,	February 28,	February 28,	February 28,
In thousands except per unit	2014	2013	2014	2013
Operating Results
Stone, sand and gravel sales	$ 31,177	$ 22,021	$ 98,770	$ 77,911
Delivery fees and other	10,723	8,799	34,848	34,101
Total segment sales	41,900	30,820	133,618	112,012
Cost of products sold	37,666	28,106	115,140	100,294
Gross profit	4,234	2,714	18,478	11,718
Selling, general and administrative	(1,679)	(900)	(4,686)	(2,763)
Other income, net	831	295	1,571	674
Operating profit	$ 3,386	$ 2,109	$ 15,363	$ 9,629
Stone, sand and gravel
Shipments (tons)	3,671	3,029	11,958	10,751
Prices ($/ton)	$ 8.49	$ 7.27	$ 8.26	$ 7.25
Cost of sales ($/ton)	$ 7.37	$ 6.46	$ 6.73	$ 6.12

Previously, the aggregates segment included our expanded shale and clay lightweight aggregates operations which has been classified as discontinued operations in the prior period. Therefore, amounts for these operations are not included in the information presented.

Three months ended February 28, 2014

Aggregates operating profit for the three-month periods ended February 28, 2014 and 2013 was $3.4 million and $2.1 million, respectively.

Total segment sales for the three-month period ended February 28, 2014 were $41.9 million compared to $30.8 million for the prior year period. Stone, sand and gravel sales increased $9.2 million from the prior year period on 21.2% higher shipments and 16.8% higher average prices. Average selling prices increased primarily due to the impact of product and geographic mix associated with the aggregate terminals acquired in the asset exchange on March 22, 2013. Shipments during the period were negatively impacted by more inclement weather in Texas compared to the prior year period.

Delivery fees increased $1.9 million due to the acquisition of aggregate terminals in our asset exchange on March 22, 2013. Delivery costs associated with shipments to the acquired terminals are not directly billed to our customers.

Cost of products sold for the three-month period ended February 28, 2014 increased $9.6 million compared to the prior year period. Stone, sand and gravel unit costs increased 14.1% from the prior year period primarily due to the impact of including delivery costs associated with shipments to the acquired terminals in unit costs of sales.

Selling, general and administrative expense for the three-month period ended February 28, 2014 increased $0.7 million from the prior year period primarily due to higher provisions for insurance claims related to a reallocation among operating units.

Other income for the three-month period ended February 28, 2014 increased $0.5 million from the prior year period primarily on the sale of surplus assets and higher royalties.

Concrete Operations
	Three months ended		Nine months ended
	February 28,	February 28,	February 28,	February 28,
In thousands except per unit	2014	2013	2014	2013
Operating Results
Ready-mix concrete sales	$ 93,031	$ 44,582	$ 284,436	$ 149,276
Delivery fees	630	46	916	274
Total segment sales	93,661	44,628	285,352	149,550
Cost of products sold	88,013	47,081	273,193	153,877
Gross profit (loss)	5,648	(2,453)	12,159	(4,327)
Selling, general and administrative	(1,690)	(2,475)	(7,974)	(7,239)
Other income, net	892	666	5,279	2,789
Operating profit (loss)	$ 4,850	$ (4,262)	$ 9,464	$ (8,777)
Ready-mix concrete
Shipments (cubic yards)	1,085	541	3,298	1,833
Prices ($/cubic yard)	$ 86.03	$ 82.49	$ 86.23	$ 81.46
Cost of sales ($/cubic yard)	$ 80.86	$ 87.04	$ 82.60	$ 83.88

Three months ended February 28, 2014

Concrete operating profit for the three-month period ended February 28, 2014 was $4.9 million compared to an operating loss of $4.3 million for the three-month period ended February 28, 2013.

Total segment sales for the three-month period ended February 28, 2014 were $93.7 million compared to $44.6 million for the prior year period. Segment sales increased $49.1 million from the prior year period primarily due to the addition of the 42 ready-mix concrete plants acquired through an asset exchange on March 22, 2013, which accounted for 52% of the increase in shipments compared to the prior year period.   Price improvement in every market combined with market mix shifts attributable to the additional 42 ready-mix plants resulted in 4.3% higher average prices.

Cost of products sold for the three-month period ended February 28, 2014 increased $40.9 million from the prior year period as a result of the 42 additional ready-mix concrete plants acquired through an asset exchange on March 22, 2013, along with increased shipments from existing locations. Ready-mix concrete unit costs decreased 7.1% from the prior year period primarily due to higher shipments.

Selling, general and administrative expense for the three-month period ended February 28, 2014 decreased $0.8 million from the prior year period primarily due to lower provisions for insurance claims related to a reallocation among operating units, which were offset by higher compensation costs resulting from an increase in head count due to the addition of the 42 ready-mix concrete plants acquired through an asset exchange on March 22, 2013.

Other income for the three-month period ended February 28, 2014 increased $0.2 million from prior year period on sale of surplus assets.

Corporate
	Three months ended		Nine months ended
	February 28,	February 28,	February 28,	February 28,
In thousands	2014	2013	2014	2013
Other income, net	$ 570	$ 98	$ 4,490	$ 190
Merger charges	(2,863)		(2,863)
Selling, general and administrative	(11,766)	(10,437)	(32,086)	(31,157)
	$ (14,059)	$ (10,339)	$ (30,459)	$ (30,967)

Three months ended February 28, 2014

Other income for the three-month period ended February 28, 2014 contains a gain of $0.4 million from a routine sale of real estate.

Selling, general and administrative expense for the three-month period ended February 28, 2014 increased by $1.4 million compared to the prior year period primarily due to higher provisions for insurance claims related to a reallocation among operating units.

Merger related expenses for the three-month period ended February 28, 2014 was $2.9 million. These costs relate to the proposed business combination with Martin Marietta Materials, Inc.

Interest

Interest expense incurred for the three-month period ended February 28, 2014 was $17.4 million. Interest expense incurred for the three-month period ended February 28, 2013 was $17.4 million, of which $10.2 million was capitalized in connection with our Hunter, Texas cement plant expansion project and $7.2 million was expensed.

Income Taxes

Income taxes for the interim periods ended February 28, 2014 and 2013 have been included in the accompanying financial statements on the basis of an estimated annual rate. The tax rate differs from the 35% federal statutory corporate rate primarily due to percentage depletion that is tax deductible, state income taxes and valuation allowances against deferred tax assets. The estimated annualized rate for continuing operations is 5.4% for fiscal year 2014 compared to 7.9% for fiscal year 2013. We received income tax refunds of $0.4 million in the nine-month period ended February 28, 2014 and none in the nine-month period ended February 28, 2013. We made no income tax payments in the nine-month periods ended February 28, 2014 and 2013.

Net deferred tax assets totaled $5.0 million at February 28, 2014 and $6.7 million at May 31, 2013. Net deferred tax assets classified as current were $14.2 million at February 28, 2014 and $18.8 million at May 31, 2013. Management reviews our deferred tax position and in particular our deferred tax assets whenever circumstances indicate that the assets may not be realized in the future and records a valuation allowance unless such deferred tax assets are deemed more likely than not to be recoverable. The ultimate realization of these deferred tax assets depends upon various factors including the generation of taxable income during future periods. The Company's deferred tax assets exceeded deferred tax liabilities as of February 28, 2014 and May 31, 2013 primarily as a result of recent losses. Management has concluded that the sources of taxable income we are permitted to consider do not assure the realization of the entire amount of our net deferred tax assets. Accordingly, a valuation allowance is required due to the uncertainty of realizing the deferred tax assets. We will continue to record additional valuation allowance against additions to our net deferred tax assets for fiscal year 2014 until management believes it is more likely than not the deferred tax assets will be realized.

Certain statements contained in this quarterly report are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements may include the words "may," "will," "estimate," "intend," "continue," "believe," "expect," "plan," "anticipate," and other similar words. Such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the impact of competitive pressures and changing economic and financial conditions on our business, the cyclical and seasonal nature of our business, the level of construction activity in our markets, abnormal periods of inclement weather, unexpected periods of equipment downtime, unexpected operational difficulties, changes in the cost of raw materials, fuel and energy, changes in cost or availability of transportation, changes in interest rates, the timing and amount of federal, state and local funding for infrastructure, delays in announced capacity expansions, ongoing volatility and uncertainty in the capital or credit markets, the impact of environmental laws, regulations and claims, changes in governmental and public policy, and the risks and uncertainties described in our reports on Forms 10-K, 10-Q and 8-K. Forward-looking statements speak only as of the date hereof, and we assume no obligation to publicly update such statements.

TXI is the largest producer of cement in Texas and major cement producer in California. TXI is also a major supplier of construction aggregate, ready-mix concrete and concrete products.

Earnings before Interest, Taxes, Depreciation and Amortization*	Three months ended		Nine months ended
	February 28,	February 28,	February 28,	February 28,
In thousands	2014	2013	2014	2013
Income before income taxes from continuing operations	$ (24,847)	$ (9,869)	$ (41,762)	$ (28,248)
Depreciation	19,123	14,096	58,556	41,956
Interest expense	17,409	7,227	52,203	22,462
EBITDA from continuing operations	$ 11,685	$ 11,454	$ 68,997	$ 36,170
EBITDA from discontinued operations**	--	$ 4,534	--	$ 11,079
Total EBITDA	$ 11,685	$ 15,988	$ 68,997	$ 47,249

EBITDA MARGIN
EBITDA from continuing operations	$ 11,685	$ 11,454	$ 68,997	$ 36,170
Net Sales from continuing operations	$ 207,828	$ 141,359	$ 649,802	$ 483,575
EBITDA Margin	5.6%	8.1%	10.6%	7.5%

*A full reconciliation of EBITDA is continued on our website at www.txi.com.
** Expanded shale and clay operation's profit for the three month and nine month periods ended February 28, 2014 and 2013 of $4.2 million plus depreciation expense of $0.3 million and $10.1 million plus depreciation expense of $1.0 million, respectively.

EBITDA represents income before interest, income taxes, depreciation and amortization and is presented because we believe it is a useful indicator of our performance and our ability to meet debt service and capital expenditure requirements. It is not, however, intended as an alternative measure of operating results or cash flow from operations as determined in accordance with generally accepted accounting principles. EBITDA is not necessarily comparable to similarly titled measures used by other companies.

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization	Three months ended
	February 28,	February 28,
In millions	2014	2013
Net Sales	$ 207.8	$ 141.4

EBITDA from continuing operations	$ 11.7	$ 11.5

Operating Adjustments:
Midlothian Maintenance outage	$ 8.4	--
Hunter Kiln 2 Maintenance Outage	2.5	--
Total operating adjustments	$ 10.9	--

Non-operating adjustments:
Variable stock-based compensation		$ 1.4
Merger charges	$ 2.9	--
Coal settlement gain	(0.7)	--
Total non-operating adjustments	$ 2.2	$ 1.5

Adjusted EBITDA from continuing operations	$ 24.8	$ 12.9

Adjusted EBITDA Margin	11.9%	9.1%

Adjusted EBITDA represents income before interest, income taxes, depreciation and amortization adjusted for certain operating and non-operating costs, which we believe provides a more meaningful comparison of the results for the current and prior year periods.  It is not, however, intended as an alternative measure of operating results or cash flow from operations as determined in accordance with generally accepted accounting principles. Adjusted EBITDA is not necessarily comparable to similarly titled measures used by other companies.

CONSOLIDATED STATEMENTS OF OPERATIONS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES
(Unaudited)

	Three months ended		Nine months ended
	February 28,	February 28,	February 28,	February 28,
In thousands except per share	2014	2013	2014	2013
NET SALES	$ 207,828	$ 141,359	$ 649,802	$ 483,575
Cost of products sold	195,835	129,035	592,986	444,297
GROSS PROFIT	11,993	12,324	56,816	39,278
Selling, general and administrative	18,264	17,056	56,471	51,679
Merger charges	2,863	—	2,863	—
Interest expense	17,409	7,227	52,203	22,462
Other income, net	(1,696)	(2,091)	(12,959)	(6,614)
LOSS BEFORE INCOME TAXES FROM CONTINUING OPERATIONS	(24,847)	(9,868)	(41,762)	(28,249)
Income taxes (benefit)	(3,078)	(1,355)	(2,783)	(2,151)
NET LOSS FROM CONTINUING OPERATIONS	$ (21,769)	$ (8,513)	$ (38,979)	$ (26,098)
NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS	—	2,699	—	6,504
NET LOSS	$ (21,769)	$ (5,814)	$ (38,979)	$ (19,594)
NET LOSS PER SHARE FROM CONTINUING OPERATIONS:
Basic	$ (0.76)	$ (0.30)	$ (1.36)	$ (0.93)
Diluted	$ (0.76)	$ (0.30)	$ (1.36)	$ (0.93)
NET INCOME (LOSS) PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$ —	$ 0.09	$ —	$ 0.23
Diluted	$ —	$ 0.09	$ —	$ 0.23
NET LOSS PER SHARE:
Basic	$ (0.76)	$ (0.21)	$ (1.36)	$ (0.70)
Diluted	$ (0.76)	$ (0.21)	$ (1.36)	$ (0.70)
AVERAGE SHARES OUTSTANDING
Basic	28,696	28,190	28,629	28,073
Diluted	28,696	28,190	28,629	28,073

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES
(Unaudited)

	Three months ended		Nine months ended
	February 28,	February 28,	February 28,	February 28,
In thousands	2014	2013	2014	2013
Net loss	$ (21,769)	$ (5,814)	$ (38,979)	$ (19,594)
Other comprehensive income:
Unrealized actuarial gain (loss) of defined benefit plans, net of tax expense (benefit) of $1,813, $0, $1,813 and $(32), respectively	3,144	—	3,144	(55)
Reclassification of actuarial loss of defined benefit plans, net of tax benefit of $(6), $(55), $(19) and $(355), respectively	13	96	33	616
Total other comprehensive income	3,157	96	3,177	561
Comprehensive loss	$ (18,612)	$ (5,718)	$ (35,802)	$ (19,033)

See notes to consolidated financial statements.

CONSOLIDATED BALANCE SHEETS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

	(Unaudited)
In thousands except per share	February 28, 2014	May 31, 2013
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 47,833	$ 61,296
Receivables – net	126,811	126,922
Inventories	107,910	105,054
Deferred income taxes and prepaid expenses	20,057	27,294
TOTAL CURRENT ASSETS	302,611	320,566
PROPERTY, PLANT AND EQUIPMENT
Land and land improvements	174,781	172,780
Buildings	51,549	50,968
Machinery and equipment	1,651,573	1,647,460
Construction in progress	25,854	16,642
	1,903,757	1,887,850
Less depreciation and depletion	710,902	661,454
	1,192,855	1,226,396
OTHER ASSETS
Goodwill	40,072	40,575
Real estate and investments	31,780	29,471
Deferred other charges	19,712	18,817
	91,564	88,863
	$ 1,587,030	$ 1,635,825
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$ 71,584	$ 69,061
Accrued interest, compensation and other	43,237	62,336
Current portion of long-term debt	2,036	1,872
TOTAL CURRENT LIABILITIES	116,857	133,269
LONG-TERM DEBT	656,797	657,935
DEFERRED INCOME TAXES AND OTHER CREDITS	81,288	91,157
SHAREHOLDERS' EQUITY
Common stock, $1 par value; authorized 100,000 shares; issued and outstanding 28,623 and 28,572 shares, respectively	28,804	28,572
Additional paid-in capital	528,754	514,560
Retained earnings	189,707	228,686
Accumulated other comprehensive loss	(15,177)	(18,354)
	732,088	753,464
	$ 1,587,030	$ 1,635,825

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
TEXAS INDUSTRIES, INC. AND SUBSIDIARIES
(Unaudited)

	Nine months ended
	February 28,	February 28,
In thousands	2014	2013
OPERATING ACTIVITIES
Net loss	$ (38,979)	$ (19,594)
Adjustments to reconcile net loss to cash provided by operating activities
Depreciation, depletion and amortization	58,556	42,968
Gain on asset disposals	(6,133)	(4,822)
Deferred income tax expense (benefit)	1,755	1,025
Stock-based compensation expense	5,349	7,015
Other – net	(9,942)	(7,555)
Changes in operating assets and liabilities
Receivables – net	(1,381)	830
Inventories	(3,072)	(710)
Prepaid expenses	2,632	(2,158)
Accounts payable and accrued liabilities	(9,450)	(7,228)
Net cash provided by operating activities	(665)	9,771
INVESTING ACTIVITIES
Capital expenditures – expansions	(7,125)	(61,344)
Capital expenditures – other	(26,152)	(17,752)
Proceeds from asset disposals	8,390	5,783
Investments in life insurance contracts	4,386	2,366
Other – net	—	(67)
Net cash used by investing activities	(20,501)	(71,014)
FINANCING ACTIVITIES
Debt payments	(1,373)	(2,236)
Stock option exercises	9,076	7,116
Net cash provided (used) by financing activities	7,703	4,880
Increase (decrease) in cash and cash equivalents	(13,463)	(56,363)
Cash and cash equivalents at beginning of period	61,296	88,027
Cash and cash equivalents at end of period	$ 47,833	$ 31,664

See notes to consolidated financial statements.

CONTACT: T. Lesley Vines, Jr.
         Corporate Controller & Treasurer
         Direct 972.647.6722 E-mail lvines@txi.com

Texas Industries, Inc.
Consolidated Statements of Operations
$ In thousands except per share

	FY2005	FY2006	FY2007	FY2008	FY2009	FY2010	FY2011	FY2012					FY2013					FY2014
								Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Total

Shipments
Cement (thousands of tons)	5,394	5,136	5,074	5,035	4,035	3,226	3,301	969	884	743	984	3,580	1,119	1,034	933	1,299	4,385	1,314	1,185	1,141	3,640
Aggregates (thousands of tons)	23,616	25,246	22,114	21,851	16,470	11,363	12,065	3,143	2,818	2,363	3,514	11,838	3,914	3,808	3,029	4,042	14,793	4,447	3,840	3,671	11,958
Ready-mix (thousands of cubic yards)	3,678	3,830	3,665	3,844	2,902	2,147	2,415	741	587	508	563	2,399	649	643	541	968	2,801	1,134	1,079	1,085	3,298

Price
Cement ($ per ton)	$75.05	$87.14	$95.06	$93.07	$90.31	$82.51	$77.68	$78.41	$78.07	$77.76	$76.79	$77.75	$78.07	$79.82	$78.39	$79.27	$78.90	$79.43	$80.10	$81.85	$80.40
Aggregates ($ per ton)	$5.68	$6.08	$7.03	$7.44	$7.97	$7.75	$7.38	$7.06	$7.45	$7.12	$7.26	$7.23	$7.19	$7.28	$7.27	$7.95	$7.44	$8.02	$8.31	$8.49	$8.26
Ready-mix ($ per cubic yard)	$60.54	$69.25	$75.87	$80.83	$85.46	$81.83	$74.87	$75.93	$75.85	$73.80	$78.50	$76.06	$80.08	$81.99	$82.49	$84.83	$82.62	$86.86	$86.32	$86.03	$86.23

Net Sales
Cement	404,823	447,594	482,379	468,673	364,386	266,180	256,385	75,978	68,994	57,830	75,611	278,413	87,313	82,584	73,086	102,975	345,958	104,426	94,856	93,356	292,638
Aggregates	134,220	153,480	155,562	162,582	131,197	88,019	89,045	22,200	20,993	16,829	25,515	85,537	28,151	27,739	22,021	32,128	110,039	35,670	31,923	31,177	98,770
Ready-mix	222,680	265,254	278,067	310,652	247,931	175,712	180,826	56,228	44,579	37,481	44,190	182,478	51,918	52,776	44,582	82,082	231,358	98,234	93,171	93,031	284,436
Other	104,847	118,555	119,798	132,606	121,321	101,526	101,654	15,845	14,394	12,732	10,101	53,072	2,867	2,685	2,272	2,971	10,795	3,738	2,214	2,790	8,742
Interplant	(105,576)	(121,127)	(118,406)	(130,461)	(103,030)	(69,779)	(74,054)	(19,348)	(18,033)	(16,071)	(16,821)	(70,273)	(15,708)	(16,827)	(14,663)	(24,560)	(71,758)	(29,344)	(29,202)	(28,470)	(87,016)
Delivery Fees	73,809	80,166	78,850	84,802	77,397	59,406	67,957	16,726	15,246	13,093	19,813	64,878	19,982	18,736	14,061	17,910	70,689	20,358	15,930	15,944	52,232
Net Sales	834,803	943,922	996,250	1,028,854	839,202	621,064	621,813	167,629	146,173	121,894	158,409	594,105	174,523	167,693	141,359	213,506	697,081	233,082	208,892	207,828	649,802

Costs and Expenses (Income)
Cost of products sold	692,414	766,941	754,088	834,333	726,133	562,066	596,510	157,001	144,689	123,774	135,109	560,573	159,323	155,939	129,035	185,506	629,803	202,416	194,735	195,835	592,986
Selling, general and administrative	78,434	88,663	108,106	96,220	72,093	79,415	76,420	16,729	12,780	17,265	21,589	68,363	17,556	17,067	17,056	15,978	67,657	18,553	19,655	18,264	56,471
Merger charges, Restructuring charges and goodwill impairment	-	-	-	-	58,395	-	-	-	3,153	-	-	3,153	-	-	-	-	-	-	-	2,863	2,863
Interest	23,533	31,155	14,074	2,505	33,286	52,240	47,583	9,460	8,838	8,512	8,025	34,835	7,777	7,457	7,227	10,346	32,807	17,371	17,423	17,409	52,203
Loss on debt retirements and spin-off charges	894	113,247	48	-	907	-	29,619	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Other income	(22,727)	(47,270)	(36,629)	(31,563)	(21,191)	(10,666)	(21,512)	(5,869)	(1,522)	(1,334)	(64,381)	(73,106)	(2,599)	(1,924)	(2,091)	(2,312)	(8,926)	(5,857)	(5,406)	(1,696)	(12,959)
	772,548	952,736	839,687	901,495	869,623	683,055	728,620	177,321	167,938	148,217	100,342	593,818	182,057	178,539	151,227	209,518	721,341	232,483	226,407	232,675	691,564
Income (Loss) from Continuing Operations
before Income Taxes	62,255	(8,814)	156,563	127,359	(30,421)	(61,991)	(106,807)	(9,692)	(21,765)	(26,323)	58,067	287	(7,534)	(10,846)	(9,868)	3,988	(24,260)	599	(17,515)	(24,847)	(41,762)

Income Taxes (Benefits)	16,811	(8,225)	51,852	39,728	(12,774)	(23,138)	(41,894)	(310)	(1,143)	(1,148)	960	(1,641)	(139)	(657)	(1,355)	(11,615)	(13,766)	170	125	(3,078)	(2,783)
Income (Loss) from Continuing Operations	45,444	(589)	104,711	87,631	(17,647)	(38,853)	(64,913)	(9,382)	(20,622)	(25,175)	57,107	1,928	(7,395)	(10,189)	(8,513)	15,603	(10,494)	429	(17,640)	(21,769)	(38,979)

Income from Discontinued Operations
net of Income Taxes	79,079	8,691	-	-	-	-	-	1,962	(415)	895	3,106	5,548	4,738	(933)	2,699	28,540	35,044	-	-	-	-
Income (Loss) before Accounting Change	124,523	8,102	104,711	87,631	(17,647)	(38,853)	(64,913)	(7,420)	(21,037)	(24,280)	60,213	7,476	(2,658)	(11,122)	(5,814)	44,143	24,550	429	(17,640)	(21,769)	(38,979)

Cumulative Effect of Accounting Change
net of Income Taxes	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Net Income (Loss)	124,523	8,102	104,711	87,631	(17,647)	(38,853)	(64,913)	(7,420)	(21,037)	(24,280)	60,213	7,476	(2,658)	(11,122)	(5,814)	44,143	24,550	429	(17,640)	(21,769)	(38,979)

Texas Industries, Inc.
Consolidated Balance Sheets
$ In thousands

	5/31/2005	5/31/2006	5/31/2007	5/31/2008	5/31/2009	5/31/2010	5/31/2011	8/31/2011	11/30/2011	2/29/2012	5/31/2012	8/31/2012	11/30/2012	2/28/2013	5/31/2013	8/31/2013	11/30/2013	2/28/2014

Cash	251,600	84,139	15,138	39,527	19,796	74,946	116,432	60,600	67,462	27,155	88,027	60,871	71,782	31,664	61,296	48,472	82,362	47,833
Short-term investments	-	50,606	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Receivables - net	117,363	132,849	142,610	170,943	129,432	112,184	85,817	94,617	82,378	78,597	98,836	113,354	107,760	98,458	126,922	142,032	122,382	126,811
Inventories	83,291	109,767	135,254	144,654	155,724	142,419	140,646	110,537	99,038	100,858	99,441	89,493	85,530	100,282	105,054	107,678	112,557	107,910
Deferred income taxes and prepaid expenses	28,754	33,599	17,621	17,943	22,039	23,426	22,040	21,001	20,529	21,398	19,007	17,640	16,672	20,282	27,294	26,564	21,929	20,057
Discontinued Operations Held for Sale								40,406	40,096	40,124	40344	38,833	39,360	38,769	-	-	-	-
Total Current Assets	481,008	410,960	310,623	373,067	326,991	352,975	364,935	327,161	309,503	268,132	345,655	320,191	321,104	289,455	320,566	324,746	339,230	302,611

Property, plant and equipment	886,447	956,896	1,293,360	1,546,125	1,791,546	1,758,778	1,797,750	1,781,055	1,803,149	1,815,060	1,796,731	1,819,995	1,838,019	1,859,417	1,887,850	1,891,860	1,901,371	1,903,757
Less depreciation and depletion	473,794	486,585	509,138	518,361	572,195	604,269	642,329	611,454	623,280	630,750	611,406	622,619	633,973	647,281	661,454	680,804	697,717	710,902
Net Property, Plant and Equipment	412,653	470,311	784,222	1,027,764	1,219,351	1,154,509	1,155,421	1,169,601	1,179,869	1,184,310	1,185,325	1,197,376	1,204,046	1,212,136	1,226,396	1,211,056	1,203,654	1,192,855

Goodwill	58,395	58,395	58,395	60,110	1,715	1,715	1,715	1,715	1,715	1,715	1,715	1,715	1,715	1,715	40,575	40,575	40,575	40,072
Real estate and investments	99,491	125,159	110,761	59,261	10,001	6,774	6,749	6,447	11,472	11,044	20,865	20,716	23,168	23,024	29,471	30,062	31,582	31,780
Deferred income taxes, intangibles and other charges	27,571	22,706	11,369	11,332	14,486	15,774	22,191	24,031	22,481	21,566	23,368	24,400	23,234	22,141	18,817	19,359	18,050	19,712
Assets of discontinued operations	1,114,627	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	1,300,084	206,260	180,525	130,703	26,202	24,263	30,655	32,193	35,668	34,325	45,948	46,831	48,117	46,880	88,863	89,996	90,207	91,564
Total Assets	2,193,745	1,087,531	1,275,370	1,531,534	1,572,544	1,531,747	1,551,011	1,528,955	1,525,041	1,486,766	1,576,928	1,564,398	1,573,267	1,548,471	1,635,825	1,625,798	1,633,091	1,587,030

Accounts payable	44,560	50,931	96,883	111,478	55,749	56,214	56,787	54,320	57,389	60,759	64,825	68,673	64,520	57,000	69,061	69,617	73,943	71,584
Accrued interest, compensation and other items	62,202	66,955	70,104	66,967	51,856	51,455	58,848	49,290	63,829	43,189	61,317	44,656	67,712	48,134	62,336	49,541	72,197	43,237
Current portion of long term debt	688	681	1,340	7,725	243	234	73	74	499	486	1,214	1,455	1,432	1,816	1,872	1,911	2,229	2,036
Total Current Liabilities	107,450	118,567	168,327	186,170	107,848	107,903	115,708	103,684	121,717	104,434	127,356	114,784	133,664	106,950	133,269	121,069	148,369	116,857

Long-term Debt	603,126	251,505	274,416	401,880	541,540	538,620	652,403	652,385	654,138	654,014	656,949	657,803	657,269	658,392	657,935	657,449	657,068	656,797

Convertible subordinated debentures	199,937	159,725	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-

Deferred income taxes and other credits	77,138	79,837	95,508	118,117	120,011	123,976	87,318	85,223	80,919	81,278	96,352	95,935	95,995	88,088	91,157	89,954	85,967	81,288
Liabilities of discontinued operations	278,527	-	-	-	-	-		-	-	-	-	-	-	-	-	-	-	-

Shareholders' equity	927,567	477,897	737,119	825,367	803,145	761,248	695,582	687,663	668,267	647,040	696,271	695,876	686,339	695,041	753,464	757,326	741,687	732,088
Total Liabilities and Shareholders' Equity	2,193,745	1,087,531	1,275,370	1,531,534	1,572,544	1,531,747	1,551,011	1,528,955	1,525,041	1,486,766	1,576,928	1,564,398	1,573,267	1,548,471	1,635,825	1,625,798	1,633,091	1,587,030

Texas Industries, Inc.
Consolidated Statements of Cash Flows
$ In thousands
	FY2005	FY2006	FY2007	FY2008	FY2009	FY2010	FY2011	FY2012					FY2013					FY2014
								Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Total

Operating Activities
Income (Loss) from Operations	45,444	(589)	104,711	87,631	(17,647)	(38,853)	(64,913)	(7,420)	(21,037)	(24,280)	60,213	7,476	(2,658)	(11,122)	(5,814)	44,144	24,550	429	(17,639)	(21,769)	(38,979)
Adjustments to reconcile income (loss) from
operations to cash provided by
operating activities

Depreciation, depletion and amortization	46,474	44,955	46,356	55,577	68,192	63,925	64,297	15,980	15,405	15,110	14,457	60,952	14,216	14,327	14,425	16,897	59,865	19,862	19,571	19,123	58,556
Goodwill impairment	-	-	-	-	58,395	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Loss (gain) on asset disposals	(6,582)	(34,768)	(2,917)	(19,410)	(6,759)	(1,350)	(13,638)	(2,368)	(383)	(985)	(63,874)	(67,610)	(2,503)	(376)	(1,943)	(59,603)	(64,425)	(3,069)	(2,697)	(367)	(6,133)
Deferred income taxes (benefit)	33,811	6,581	13,622	20,036	(1,938)	(9,132)	(42,875)	(241)	(704)	(708)	1,565	(88)	(3)	960	68	2,398	3,423	51	(60)	1,764	1,755
Stock-based compensation expense (credit)	-	-	13,866	2,395	(4,400)	5,097	5,581	107	(1,336)	2,939	677	2,387	2,766	2,739	1,510	2,498	9,513	2,298	1,664	1,387	5,349
Excess tax benefits from stock-based compensation	8,000	9,969	(1,694)	(3,299)	(1,596)	(250)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Loss on debt retirements	-	107,006	48	-	907	-	29,619	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Other - net	889	(2,399)	3,234	2,475	5,931	13,998	3,158	(1,567)	(3,618)	761	5,647	1,223	(3,026)	(5,441)	912	590	(6,965)	(1,848)	(5,855)	(2,239)	(9,942)
Changes in operating assets and liabilities																					-
Receivables - net	(8,873)	(5,060)	846	(29,507)	55,397	(5,421)	13,379	(8,670)	12,366	3,928	(20,927)	(13,303)	(14,013)	5,525	9,318	(27,968)	(27,138)	(16,136)	20,537	(5,782)	(1,381)
Inventories	6,082	(18,761)	(25,047)	(9,400)	(11,070)	13,706	2,164	894	11,295	(2,141)	781	10,829	10,846	3,121	(14,677)	22,143	21,433	(2,824)	(4,896)	4,648	(3,072)
Prepaid expenses	(1,680)	63	1,392	(2,033)	(1,894)	387	1,301	1,729	1,125	407	(1,876)	1,385	1,099	588	(3,845)	1,920	(238)	278	1,671	683	2,632
Accounts payable and accrued liabilities	17,017	(12,155)	31,541	(2,910)	(36,232)	6,046	11,172	(5,809)	6,739	(5,396)	11,389	6,923	(4,632)	12,565	(15,161)	20,510	13,282	(5,113)	26,981	(31,318)	(9,450)
Other credits	3,838	2,527	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Cash Provided by Operating Activities	144,420	97,369	185,958	101,555	107,286	48,153	9,245	(7,365)	19,852	(10,365)	8,052	10,174	2,092	22,886	(15,207)	23,529	33,300	(6,072)	39,277	(33,870)	(665)

Investing Activities
Capital expenditures	(46,178)	(110,245)	(317,658)	(312,525)	(288,544)	(13,659)	(45,683)	(45,588)	(16,678)	(34,029)	(10,041)	(106,336)	(32,610)	(14,353)	(32,133)	(13,725)	(92,821)	(12,498)	(11,922)	(8,857)	(33,277)
Cash designated for property acquisitions		-	-	(28,733)	28,733	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Proceeds from asset disposals	7,136	23,107	5,552	34,922	7,981	21,592	3,596	863	786	2,539	62,657	66,845	3,578	380	1,825	12,698	18,481	4,319	3,363	708	8,390
Investments in insurance contracts	(58,798)	(4,366)	(6,061)	99,203	2,876	6,967	4,073	-	2,989	365	-	3,354	146	2,220	-	101	2,467	934	3,125	327	4,386
Purchases of short-term investments - net	-	(50,500)	50,500	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Other - net	(677)	612	(336)	101	(21)	2,079	1,266	(82)	(46)	(174)	57	(245)	(59)	(27)	19	(35)	(102)	-	-	-	-
Cash Provided (Used) by Investing Activities	(98,517)	(141,392)	(268,003)	(207,032)	(248,975)	16,979	(36,748)	(44,807)	(12,949)	(31,299)	52,673	(36,382)	(28,945)	(11,780)	(30,289)	(961)	(71,975)	(7,245)	(5,434)	(7,822)	(20,501)

Financing Activities
Long-term borrowings	-	250,000	38,000	366,000	327,250	-	650,000	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Debt retirements	(699)	(600,700)	(25,521)	(232,366)	(197,772)	(245)	(561,627)	(18)	(18)	(137)	(127)	(300)	(1,028)	(557)	(651)	(448)	(2,684)	(447)	(463)	(463)	(1,373)
Debt issuance costs	(39)	(7,363)	-	(2,160)	(5,470)	(2,552)	(12,492)	(1,629)	(103)	(97)	-	(1,829)	-	-	-	-	-	-	-	-	-
Debt retirement costs	-	(96,029)	(6)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Interest rate swap terminations	(6,315)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Stock option exercises	41,399	7,510	6,394	3,315	4,641	893	1,462	78	80	1,591	274	2,023	725	364	6,027	7,512	14,628	940	510	7,626	9,076
Excess tax benefits from stock-based compensation	-	-	1,694	3,299	1,596	250	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Common dividends paid	(6,643)	(6,908)	(7,517)	(8,222)	(8,287)	(8,328)	(8,354)	(2,091)	-	-	-	(2,091)	-	-	-	-	-	-	-	-	-
Other - net	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Cash Provided (Used) by Financing Activities	27,703	(453,490)	13,044	129,866	121,958	(9,982)	68,989	(3,660)	(41)	1,357	147	(2,197)	(303)	(193)	5,376	7,064	11,944	493	47	7,163	7,703
Net Cash Provided (Used) by Operations	73,606	(497,513)	(69,001)	24,389	(19,731)	55,150	41,486	(55,832)	6,862	(40,307)	60,872	(28,405)	(27,156)	10,913	(40,120)	29,632	(26,731)	(12,824)	33,890	(34,529)	(13,463)

DISCONTINUED OPERATIONS
Cash Provided (Used) by Operating Activities	73,104	(7,778)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Cash Used by Investing Activities	(28,163)	(2,757)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Cash Provided by Financing Activities	-	340,587	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Net Cash Provided by Discontinued Operations	44,941	330,052	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Increase (Decrease) in Cash and Cash Equivalents	118,547	(167,461)	(69,001)	24,389	(19,731)	55,150	41,486	(55,832)	6,862	(40,307)	60,872	(28,405)	(27,156)	10,913	(40,120)	29,632	(26,731)	(12,824)	33,890	(34,529)	(13,463)

Cash and Cash Equivalents at Beginning of Period	133,053	251,600	84,139	15,138	39,527	19,796	74,946	116,432	60,600	67,462	27,155	116,432	88,027	60,871	71,781	31,664	88,027	61,296	48,472	82,362	61,296
Cash and Cash Equivalents at End of Period	251,600	84,139	15,138	39,527	19,796	74,946	116,432	60,600	67,462	27,155	88,027	88,027	60,871	71,781	31,664	61,299	61,296	48,472	82,362	47,833	47,833

Texas Industries, Inc.
Reconciliation of EBITDA to Net Income and Cash Provided (Used) by Continuing Operations
$ In thousands
	FY2005	FY2006	FY2007	FY2008	FY2009	FY2010	FY2011	FY2012					FY2013					FY2014
								Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Total
EBITDA Defined
Net Income (loss) from Operations	45,444	(589)	104,711	87,631	(17,647)	(38,853)	(64,913)	(7,420)	(21,037)	(24,280)	60,213	7,476	(2,658)	(11,122)	(5,814)	44,144	24,550	429	(17,639)	(21,769)	(38,979)
Plus (minus):
Interest	23,533	31,155	14,074	2,505	33,286	52,240	47,583	9,460	8,838	8,512	8,025	34,835	7,777	7,457	7,227	10,346	32,807	17,371	17,423	17,409	52,203
Income taxes (benefit)	16,811	(8,225)	51,852	39,728	(12,774)	(23,138)	(41,894)	(144)	(622)	(542)	2,304	996	144	1,119	152	2,350	3,765	170	125	(3,078)	(2,783)
Depreciation, depletion and amortization	46,474	44,955	46,356	55,577	68,192	63,925	64,297	15,980	15,405	15,110	14,457	60,952	14,216	14,327	14,425	16,897	59,865	19,862	19,571	19,123	58,556
Restructuring charges and goodwill impairment	-	-	-	-	58,395	-	-	-	3,216	-	-	3,216	-	-	-	-	-	-	-	2,863	2,863
Loss on debt retirements and spin-off charges	894	113,247	48	-	907	-	29,619	-	-	-	-	-	-	-	-	-	-	-	-	-	-
EBITDA	133,156	180,543	217,041	185,441	130,359	54,174	34,692	17,876	5,800	(1,200)	84,999	107,475	19,479	11,781	15,990	73,737	120,987	37,832	19,480	14,548	71,860

EBITDA represents income before interest, income taxes, depreciation and amortization, restructuring charges and goodwill impairment, and loss on debt retirements and spin-off charges.
EBITDA is presented because we believe it is a useful indicator of our performance and our ability to meet debt service and capital expenditure requirements.
It is not, however, intended as an alternative measure of operating results or cash flow from operations as determined in accordance with generally accepted accounting principles.
EBITDA is not necessarily comparable to similarly titled measures used by other companies.

EBITDA Reconciliation
Cash from Operating Activities	144,420	97,369	185,958	101,555	107,286	48,153	9,245	(7,365)	19,852	(10,365)	8,052	10,174	2,092	22,886	(15,207)	23,529	33,300	(6,072)	39,277	(33,870)	(665)
Plus (minus):
Changes in operating assets and liabilities	(16,384)	33,386	(8,732)	43,850	(6,201)	(14,718)	(28,016)	11,856	(31,525)	3,202	10,633	(5,834)	6,700	(21,799)	24,365	(16,605)	(7,339)	23,795	(44,293)	31,769	11,271
Deferred taxes (benefit)	(33,811)	(6,581)	(13,622)	(20,036)	1,938	9,132	42,875	241	704	708	(1,565)	88	3	(960)	(68)	(2,398)	(3,423)	(51)	60	(1,764)	(1,755)
Stock-based compensation expense (credit)	-	-	(13,866)	(2,395)	4,400	(5,097)	(5,581)	(107)	1,336	(2,939)	(677)	(2,387)	(2,766)	(2,739)	(1,510)	(2,498)	(9,513)	(2,298)	(1,664)	(1,387)	(5,349)
Excess tax benefits from stock-based compensation	(8,000)	(9,969)	1,694	3,299	1,596	250	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Income taxes (benefit)	16,811	(8,225)	51,852	39,728	(12,774)	(23,138)	(41,894)	(144)	(622)	(542)	2,304	996	144	1,119	152	2,350	3,765	170	125	(3,078)	(2,783)
Loss (gain) on assets disposals	6,582	34,768	2,917	19,410	6,759	1,350	13,638	2,368	383	985	63,874	67,610	2,503	376	1,943	59,603	64,425	3,069	2,697	367	6,133
Interest	23,533	31,155	14,074	2,505	33,286	52,240	47,583	9,460	8,838	8,512	8,025	34,835	7,777	7,457	7,227	10,346	32,807	17,371	17,423	17,409	52,203
Restructuring charges	-	-	-	-	-	-	-	-	3,216	-	-	3,216	-	-	-	-	-	-	-	2,863	2,863
Spin-off charges	894	6,241	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Other - net	(889)	2,399	(3,234)	(2,475)	(5,931)	(13,998)	(3,158)	1,567	3,618	(761)	(5,647)	(1,223)	3,026	5,441	(912)	(590)	6,965	1,848	5,855	2,239	9,942
EBITDA	133,156	180,543	217,041	185,441	130,359	54,174	34,692	17,876	5,800	(1,200)	84,999	107,475	19,479	11,781	15,990	73,737	120,987	37,832	19,480	14,548	71,860

Texas Industries, Inc.
Business Segment Summary
$ In thousands except per share
	FY2005	FY2006	FY2007	FY2008	FY2009	FY2010	FY2011	FY2012					FY2013					FY2014
								Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Total
Cement Operations
Operating Results
Cement sales	404,823	447,594	482,379	468,673	364,386	266,180	256,385	75,978	68,994	57,830	75,611	278,413	87,313	82,584	73,086	102,975	345,958	104,426	94,856	93,356	292,638
Other sales and delivery fees	30,699	27,416	27,648	36,079	30,934	28,333	30,909	9,659	8,240	7,641	11,340	36,880	9,892	8,858	7,480	9,317	35,547	10,322	7,507	7,381	25,210
Total segment sales	435,522	475,010	510,027	504,752	395,320	294,513	287,294	85,637	77,234	65,471	86,951	315,293	97,205	91,442	80,566	112,292	381,505	114,748	102,363	100,737	317,848
Cost of products sold	338,528	352,603	343,145	391,687	342,824	270,763	283,407	78,232	78,050	63,359	66,484	286,125	86,119	82,706	68,501	90,102	327,428	97,743	95,284	98,667	291,692
Gross profit	96,994	122,407	166,882	113,065	52,496	23,750	3,887	7,405	(816)	2,112	20,467	29,168	11,086	8,736	12,065	22,190	54,077	17,005	7,079	2,070	26,156
Selling, general and administrative	(15,085)	(13,956)	(19,878)	(18,307)	(19,343)	(17,528)	(18,967)	(4,078)	(4,165)	(4,663)	(3,625)	(16,531)	(3,544)	(3,729)	(3,247)	(2,650)	(13,170)	(3,649)	(4,964)	(3,088)	(11,703)
Restructuring charges and goodwill impairment	-	-	-	-	(58,395)	-	-	-	(1,074)	-	-	(1,074)	-	-	-	-	-	-	-	-	-
Other income	1,342	951	24,536	7,419	9,301	7,774	4,831	3,190	700	167	4,868	8,925	880	1,050	1,031	194	3,155	637	1,579	(596)	1,620
Operating Profit (Loss)	83,251	109,402	171,540	102,177	(15,941)	13,996	(10,249)	6,517	(5,355)	(2,384)	21,710	20,488	8,422	6,057	9,849	19,734	44,062	13,993	3,694	(1,614)	16,073

Cement
Shipments (tons)	5,394	5,136	5,074	5,035	4,035	3,226	3,301	969	884	743	984	3,580	1,119	1,034	933	1,299	4,385	1,314	1,185	1,141	3,640
Prices ($/ton)	$75.05	$87.14	$95.06	$93.07	$90.31	$82.51	$77.68	$78.41	$78.07	$77.76	$76.79	$77.75	$78.06	$79.82	$78.39	$79.27	$78.90	$79.43	$80.10	$81.85	$80.40
Cost of sales ($/ton)	$58.03	$63.65	$63.08	$70.85	$78.02	$76.36	$77.29	$71.77	$78.34	$75.95	$56.60	$70.09	$68.55	$72.56	$64.35	$64.50	$67.40	$67.29	$74.54	$80.61	$73.82

Aggregate Operations
Operating Results
Stone, sand and gravel sales	134,220	153,480	155,562	162,582	131,197	88,019	89,045	22,200	20,993	16,829	25,515	85,537	28,151	27,739	22,021	32,128	110,039	35,670	31,923	31,177	98,770
Expanded shale and clay sales and delivery fees	88,125	99,101	113,292	122,748	106,294	76,928	29,308	8,791	7,854	5,787	9,389	31,821	12,830	12,473	8,799	11,465	45,567	13,488	10,637	10,723	34,848
Total segment sales	222,345	252,581	268,854	285,330	237,491	164,947	118,353	30,991	28,847	22,616	34,904	117,358	40,981	40,212	30,820	43,593	155,606	49,158	42,560	41,900	133,618
Cost of products sold	191,837	219,124	218,394	231,503	197,583	142,963	108,352	27,594	25,459	23,825	30,980	107,858	36,237	35,951	28,106	38,546	138,840	41,416	36,058	37,666	115,140
Gross profit	30,508	33,457	50,460	53,827	39,908	21,984	10,001	3,397	3,388	(1,209)	3,924	9,500	4,744	4,261	2,714	5,047	16,766	7,742	6,502	4,234	18,478
Selling, general and administrative	(11,920)	(15,436)	(16,212)	(15,178)	(12,633)	(9,602)	(7,020)	(1,876)	(1,226)	(1,341)	(1,431)	(5,874)	(1,008)	(856)	(900)	(854)	(3,619)	(1,490)	(1,517)	(1,679)	(4,686)
Restructuring charges	-	-	-	-	-	-	-	-	(373)	-	-	(373)	-	-	-	-	-	-	-	-	-
Other income	10,782	30,376	2,638	16,974	6,954	1,419	13,115	271	202	1,259	20,385	22,117	263	115	295	623	1,296	335	405	831	1,571
Operating Profit (Loss)	29,370	48,397	36,886	55,623	34,229	13,801	16,096	1,792	1,991	(1,291)	22,878	25,370	3,999	3,520	2,109	4,816	14,443	6,587	5,390	3,386	15,363

Stone, sand and gravel
Shipments (tons)	23,616	25,246	22,114	21,851	16,470	11,363	12,065	3,143	2,818	2,363	3,514	11,838	3,914	3,808	3,029	4,042	14,793	4,447	3,840	3,671	11,958
Prices ($/ton)	$5.68	$6.08	$7.03	$7.44	$7.97	$7.75	$7.38	$7.06	$7.45	$7.12	$7.26	$7.38	$7.19	$7.28	$7.27	$7.95	$7.44	$8.02	$8.31	$8.49	$8.26
Cost of sales ($/ton)	$4.80	$5.23	$5.40	$6.13	$6.68	$6.91	$6.72	$6.22	$6.35	$7.47	$6.01	$6.72	$5.98	$5.99	$6.46	$6.63	$6.26	$6.33	$6.57	$7.37	$6.73

Concrete
Operating Results
Ready-mix concrete sales	222,680	265,254	278,067	310,652	247,931	175,712	180,826	56,228	44,579	37,481	44,190	182,478	51,918	52,776	44,582	82,082	231,358	98,234	93,171	93,031	284,436
Package products sales and delivery fees	59,832	72,204	57,708	58,581	61,490	55,671	55,322	14,796	13,542	12,398	8,514	49,250	127	101	46	97	371	286	-	630	916
Total segment sales	282,512	337,458	335,775	369,233	309,421	231,383	236,148	71,024	58,121	49,879	52,704	231,728	52,045	52,877	44,628	82,179	231,729	98,520	93,171	93,661	285,352
Cost of products sold	267,625	316,341	310,955	341,604	288,756	218,119	235,055	71,197	59,212	52,663	53,791	236,863	52,673	54,123	47,081	81,417	235,294	92,589	92,591	88,013	273,193
Gross profit	14,887	21,117	24,820	27,629	20,665	13,264	1,093	(173)	(1,091)	(2,784)	(1,087)	(5,135)	(628)	(1,246)	(2,453)	762	(3,565)	5,931	580	5,648	12,159
Selling, general and administrative	(10,339)	(11,415)	(16,284)	(19,314)	(13,116)	(10,193)	(12,773)	(4,374)	(2,436)	(1,297)	(2,739)	(10,846)	(2,690)	(2,074)	(2,475)	(3,500)	(10,739)	(3,164)	(3,120)	(1,690)	(7,974)
Restructuring charges	-	-	-	-	-	-	-	-	(536)	-	-	(536)	-	-	-	-	-	-	-	-	-
Other income	711	647	1,310	3,268	1,314	586	529	2,207	457	(177)	39,065	41,552	1,410	713	666	1,383	4,172	3,351	1,036	892	5,279
Operating Profit (Loss)	5,259	10,349	9,846	11,583	8,863	3,657	(11,151)	(2,340)	(3,606)	(4,258)	35,239	25,035	(1,908)	(2,607)	(4,262)	(1,355)	(10,132)	6,118	(1,504)	4,850	9,464

Ready-mix concrete
Shipments (cyd)	3,678	3,830	3,665	3,844	2,902	2,147	2,415	741	587	508	563	2,399	649	643	541	968	2,801	1,134	1,079	1,085	3,298
Prices ($/cyd)	$60.54	$69.25	$75.87	$80.83	$85.46	$81.83	$74.87	$75.93	$75.85	$73.80	$78.50	$76.06	$80.08	$81.99	$82.49	$84.83	$82.62	$86.86	$86.32	$86.03	$86.23
Cost of sales ($/cyd)	$61.12	$67.69	$71.92	$76.36	$81.41	$79.82	$77.89	$78.91	$80.66	$81.87	$81.34	$77.89	$80.97	$84.16	$87.04	$83.79	$83.85	$81.65	$85.78	$80.86	$82.60

Total Segment Operating Profit (Loss)	117,880	168,148	218,272	169,383	27,151	31,454	1,238	5,969	(6,970)	(7,933)	79,827	70,893	10,513	6,970	7,696	23,195	48,373	26,698	7,580	6,622	40,900
Corporate
Other income	9,892	15,296	8,145	3,902	3,622	887	2,448	203	163	84	61	511	46	46	98	112	302	1,534	2,386	570	4,490
Selling, general and administrative	(41,090)	(47,856)	(55,732)	(43,421)	(27,001)	(42,092)	(33,291)	(6,402)	(4,953)	(9,964)	(13,794)	(35,113)	(10,317)	(10,405)	(10,439)	(8,969)	(40,128)	(10,262)	(10,057)	(11,769)	(32,087)
Merger charges and Restructuring charges	-	-	-	-	-	-	-	-	(1,169)	-	-	(1,169)	-	-	-	-	-	-	-	(2,863)	(2,863)
	(31,198)	(32,560)	(47,587)	(39,519)	(23,379)	(41,205)	(30,843)	(6,199)	(5,959)	(9,880)	(13,733)	(35,771)	(10,271)	(10,359)	(10,341)	(8,857)	(39,826)	(8,728)	(7,671)	(14,062)	(30,460)
Interest	(23,533)	(31,155)	(14,074)	(2,505)	(33,286)	(52,240)	(47,583)	(9,460)	(8,838)	(8,512)	(8,025)	(34,835)	(7,777)	(7,458)	(7,227)	(10,345)	(32,807)	(17,371)	(17,423)	(17,409)	(52,203)
Loss on Debt Retirements	(894)	(113,247)	(48)	-	(907)	-	(29,619)	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Income (loss) from Continuing Operations before
Income Taxes	62,255	(8,814)	156,563	127,359	(30,421)	(61,991)	(106,807)	(9,690)	(21,767)	(26,325)	58,069	287	(7,535)	(10,846)	(9,868)	3,991	(24,260)	599	(17,514)	(24,847)	(41,762)

Texas Industries, Inc.
Business Segment Summary
$ In thousands except per share
	FY2005	FY2006	FY2007	FY2008	FY2009	FY2010		FY2012					FY2013					FY2014
							Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Total
Major Gains (losses) in Other Income
Cement							-					-					-				-
Antidumping settlement			19,803				-					-					-				-
Sale of emissions credits				3,879	1,723	3,427	1,690	2,533				2,533					-				-
Oil and gas bonus proceeds					2,781		-					-					-				-
Aggregates							-					-					-				-
Sale of emissions credits	6,225						-					-					-				-
Sale of real estate		23,987		5,146	4,961		-				20,784	20,784			3,634		3,634				-
Sale of southern Louisiana operations				10,093			-					-					-				-
Exchange of operating assets							11,997	2,058			(489)	1,569				41,147	41,147				-
Concrete							-					-					-				-
Texas-based package products operations							-				30,881	30,881					-				-
Sale of real estate																		2,081			2,081
Exchange of operation assets							-				8,965	8,965					-				-
Corporate							-					-					-				-
Oil and gas bonus proceeds					1,636		834					-					-				-
Sale of real estate																		1,366	2,094		3,460

Depreciation, Depletion and Amortization
Cement	24,926	23,628	23,234	25,645	37,799	35,828	36,576	8,927	8,897	8,723	8,531	35,078	8,464	8,429	8,395	9,931	35,219	13,043	13,077	13,017	39,137
Aggregates	12,898	13,926	16,093	21,166	21,919	19,873	18,963	4,195	3,868	3,898	3,784	15,745	3,327	3,347	3,166	3,213	13,053	3,191	2,882	2,601	8,674
Concrete	6,889	6,181	6,493	7,998	7,434	7,065	7,625	2,564	2,326	2,194	1,897	8,981	1,866	1,981	2,281	3,226	9,354	3,418	3,387	3,160	9,965
Corporate	1,761	1,220	536	768	1,040	1,159	1,133	294	314	295	245	1,148	217	229	254	289	989	242	222	316	780
Total Depreciation, Depletion and Amortization	46,474	44,955	46,356	55,577	68,192	63,925	64,297	15,980	15,405	15,110	14,457	60,952	13,874	13,986	14,096	16,659	58,615	19,894	19,568	19,094	58,556

													NOTES:

We have changed the name of our "consumer products" segment to "concrete". This changes impacts only the name of the segment, and does not impact or change the financial information we report through this segment.

													Prior years shown as comparative to FY14 have been adjusted for discontinued operations.